EXHIBIT 99.1
DISTRIBUTION REPORT
FOR
PUBLIC STEERS® SERIES 1998 TRV-C1 TRUST
DISTRIBUTION DATE
FEBRUARY 16, 2007
CUSIP NUMBER 744593203
(i)	the amounts received by the Trustee as of the last such statement in respect of principal, interest and premium on the Travelers Capital II Trust Preferred Securities (liquidation value $1,000 per Trust Preferred Security) (the “Underlying Securities”):

Interest:	$1,227,013.89
Principal:	0.00
Premium:	0.00
(ii)	the amounts of compensation received by the Trustee for the period relating to such Distribution Date:

Paid by the Trust:	$0.00
Paid by the Depositor:	$1,000.00
(iii)	the amount of distribution on such Distribution Date to Holders allocable to principal of and premium, if any, and interest on the Certificates and the amount of aggregate unpaid interest accrued as of such Distribution Date:

Interest:	$1,227,013.89
Principal:	$0.00

Unpaid Interest Accrued:	$0.00
(iv)	the aggregate stated principal amount and, if applicable, notional amount of the Underlying Securities related to such Series, the current interest rate or rates thereon at the close of business on such Distribution Date and the current rating assigned to the Certificates.

Principal Amount:	$25,000,000
(Liquidation Value $1,000 per Trust Preferred Security)
Interest Rate:	7.75%
Rating:
Moody’s Investor Service	Aa2
Standard & Poor’s Rating Service	NA

(v)	the aggregate Certificate Principal Balance (or Notional Amount, if applicable) of such Series at the close of business on such Distribution Date.

($10 Stated Amount)
Initial Principal Balance:	$25,000,000
Reduction:	(25,000,000)

Principal Balance 02/16/07:	$0.00